Exhibit 10.1

Vacant Land Sales Contract

(This is not to be used for Tear Down)

1. THE PARTIES: Buyer and Seller are herein after referred to as the “Parties.”

Buyer(s) (Please Print) Janet Scapelli

Seller(s) (Please Print) Owner of Record —Coral Woods LLC

If Dual Agency applies, complete Optional Paragraph 27

2. THE REAL ESTATE: Real Estate shall be defined to include the Real Estate and all improvements thereon. Seller agrees to convey to Buyer or to Buyer’s designated grantee, the Real Estate with the approximate lot size or acreage of 63.69 acres more or less commonly known as: Northwest Corner IL Route 20 and Church Road         Illinois

Address                                                  State                 ZIP

McHenry County	Permanent Index Number(s) of Real Estate

3. PURCHASE PRICE; Purchase Price of $6,750.00 per acre shall be paid as follows: Initial earnest money of $10,000 by __X check,             Cash, OR (note due On             ,             , 20            ) to be increased to a total of $50,0000 by October 1, 2014. 20            . The earnest money and the original of this Contract shall be held by the Listing Company, as “Escrowee”, in trust for the mutual benefit of the Parties. The balance of the Purchase Price, as adjusted by prorations, shall be paid at Closing by wire transfer of funds, or by certified, cashier’s, mortgage lender’s or title company’s check (provided that the title company’s check is guaranteed by a licensed title insurance company).

4. DIRECTION TO ESCROWEE: In every instance where this Contact shall be deemed null and void or if the Contact may be terminated by either Party, the following shall be incorporated by reference: “the Earnest Money shall be refunded to the Buyer upon written notice of the Parties to the “Escrowee”.

5. MORTGAGE CONTINGENCY: This Contract is contingent upon Buyer obtaining a firm written mortgage commitment (except for matters of title and survey or matters totally within Buyer’s control) on or before October 31, 2014 for a (choose one)             X            fixed             adjustable : (choose one)             conventional                  other loan of $ 65% loan to value or such lesser amount as Buyer elects to take, plus private mortgage insurance (PMI), if required. The interest rate (initial rate, if applicable) shall not exceed 4.00 % per annum, amortized over not less than 25 years. Buyer shall pay loan origination fee and /or discount points not to exceed 0.00 % of the loan amount. Buyer shall pay the cost of application, usual and customary processing fees and Closing costs charged by lender. Buyer shall make written loan application within five (5) business days after the Date of Acceptance. Failure to do so shall constitute an act of default under this Contract. If Buyer, having applied for the loan specified above, is unable to obtain such loan commitment and serves written notice to Seller within the time specified, this Contract shall be null and void. If written notice of inability to obtain such loan commitment is not served within the time specified, Buyer shall be deemed to have waived this contingency and this Contract shall remain in full force and effect. Unless otherwise provided herein, this Contract shall not be contingent upon the sale and/or closing of Buyer’s existing real estate. Buyer shall be deemed to have satisfied the financing conditions of this paragraph if Buyer obtains a loan commitment in accordance with the terms of this paragraph even though the loan is conditioned on the sale and/or closing of Buyer’s existing real estate.

______________ Buyer Initial______________ Buyer Initial _____________ Seller Initial______GG________ Seller Initial

Address NW Corner Route 20 & Church Road, McHenry County

Exhibit 10.1

If Seller at Seller’s option and expense, within thirty (30) days after Buyer’s notice, procures for Buyer such commitment or notifies Buyer that Seller will accept a purchase money mortgage upon the same terms, this Contract shall remain in full force and effect. In such event, Seller shall notify Buyer within five (5) Business Days after Buyer’s notice of Seller’s election to provide or obtain such financing, and Buyer shall furnish to Seller or lender all requested information and shall sign all papers necessary to obtain the mortgage commitment and to close the loan.

6. CLOSING: Closing or escrow payout shall be on November 3, 2014, or at such time as mutually agreed upon by the Parties in writing. Closing shall take place at the title company escrow office situated geographically nearest the Real Estate or as shall be agreed mutually by the Parties.

7. POSSESSION: Possession shall be granted to Buyer(s) at the completion of closing unless otherwise agreed in writing by the parties.

8. PRORATIONS: Buyer & Seller Agree 2014 farm rent will not be prorated. Seller agrees to pay prior to or at Closing any special assessments (governmental or association) confirmed prior to Date of Acceptance. The general Real Estate taxes shall be prorated as of the date Closing based on 105% of the most recent ascertainable full year tax bill. All prorations shall be final as of Closing.

9. OTHER PROVISIONS: This Contract is also subject to those OPTIONAL PROVISIONS selected for use and initialed by the Parties which are contained on the succeeding pages and the following attachments, if any: # - See Top of final page.

10. ~~BUILDING AND SEWAGE PERMITS CONDITION: This Contract is subject to the condition that Buyer(s) obtain within ____ business days after the date of this contract, at Buyer’s expense, a building permit and an acceptable septic percolation test of sewage tap-on permit from the applicable governmental agency having jurisdiction over the subject Property. If Buyer(s) has properly, diligently, and promptly applied for said permits and approvals and has been unable to obtain the permits within the times specified, Buyer(s) may, at Buyer’s option within one (1) business day of the time specified, serve written notice of such failure and inability to obtain the necessary permits upon Seller(s) or Seller’s attorney, and in such event this Contract shall become null and void and earnest money paid by the Buyer(s) shall be refunded to Buyer(s). IN THE EVEN BUYER(S) DOES NOT SERVE WRITTEN NOTICE WITHIN THE TIME SPECIFIED HEREIN, THE PROVISION SHALL BE DEEMED WAIVED BY ALL PARTIES HERETO AND THIS CONTACT SHALL CONTINUE IN FULL FORCE AND EFFECT.~~

11. SOIL TEST/FLOOD PLAIN CONDITION: This contract is subject to Buyer obtaining within              business days from date of acceptance a soil boring test and/or Flood Plain Determination at a site or sites of Buyer’s choice on the Property to obtain the necessary permits from the appropriate governmental authorities for the improvement contemplated by the Buyer. Such determination and tests shall be at Buyer’s expense. In the event Flood Plain Determination and such tests are unsatisfactory, at the option of the Buyer, and upon written notice to Seller within one (1) business day of the time set forth above, this contact shall be null and void and earnest money shall be refunded to Buyer upon mutual written direction of Seller and Buyer or the escrow agent. In the event the Buyer does not serve written notice within the time specified herein, this provision shall be deemed waived by all parties hereto and this contract shall continue in full force and effect.

12. ATTORNEY REVIEW: The respective attorneys for the Parties may approve, disapprove, or make modifications to this Contract, other than stated Purchase Price, within five (5) business days after the Date of Acceptance. Disapproval or modification of this Contract shall not be based solely upon stated Purchase Price. Any notice of

______________ Buyer Initial______________ Buyer Initial _____________ Seller Initial______GG________ Seller Initial

Address NW Corner Route 20 & Church Road, McHenry County (Page 2 of 6 ) March 2006 Code 6007 Mainstreet Organization of Realtors

Exhibit 10.1

disapproval or proposed modification(s) by any Party shall be in writing. If written notice is not served within the time specified, this provision shall be deemed waived by the Parties and this Contract shall remain in full force and effect. If prior to the expiration of ten (10) Business Days after Date of Acceptance, written agreement is not reached by the Parties with respect to resolution of proposed modifications, then this Contract shall be null and void.

13. PLAT OF SURVEY: Not less than one (1) business day prior to Closing Seller shall, at Seller’s expense, furnish to Buyer or Buyer’s attorney a Plat of Survey dated not more than six (6) months prior to the date of Closing, prepared by an Illinois Professional Land Surveyor, showing any encroachments, measurements of all lot lines, all easements of record, building set back lines of record, fences, all building and other improvements or, the Real Estate and distances therefrom to the nearest two lot of lines. In addition, the survey to be provided shall be a boundary survey conforming to the current requirements of the appropriate state regulatory authority. The survey shall show all corners staked, flagged, or otherwise monumented. The survey shall have the following statement prominently appearing near the professional land surveyor seal and signature: “This professional service conforms to the current Illinois minimum standards for a boundary survey. “ A Mortgage Inspection, as defined, is not a boundary survey, and is not acceptable.

14. NOTICE: All Notices shall be in writing and shall be served by one Party or attorney to the other Party or attorney. Notice to any one of a multiple person Party shall be sufficient Notice to all. Notice shall be given in the following: manner.

(a)	By personal delivery of such Notice; or

(b)	By mailing of such Notice to the addresses recited herein by regular mail and by certified mail, return receipt requested. Except as otherwise provided herein. Notice served by certified mail shall be effective on the date of mailing; or

(c)	By sending facsimile transmission. Notice shall be effective as of date and time of facsimile transmission, provided that the Notice transmitted shall be sent on Business Days during Business Hours. In the event fax Notice is transmitted during non-business hours, the effective date and time of Notice is the first hour of the next Business Day after transmission.; or

(d)	By sending e-mail transmission. Notice shall be effective as of date and time of e-mail transmission, provided that the Notice transmitted shall be sent during Business Hours, and provided further that the recipient provides written acknowledgment to the sender of receipt of transmission (by e-mail, facsimile, regular mail or commercial overnight delivery). In the event e-mail Notice is transmitted during non-business hours, the effective date and time of Notice is the first hour of the next Business Day after transmission; or

(e)	By commercial overnight delivery ( e.g., Fed Ex.) Such Notice shall be effective on the next Business Day following deposit with the overnight delivery company.

15. THE DEED: Seller shall convey or cause to be conveyed to Buyer or Buyer’s designated grantee good and merchantable title to the Real Estate by recordable general Warranty Deed, with release of homestead rights, (or the appropriate deed if title is in trust or in an estate), and with real estate transfer stamps to be paid by Seller ( unless otherwise designated by local ordinance). Title when conveyed will be good and merchantable, subject only to: general real estate taxes not due and payable at the time of Closing, covenants, conditions, and restrictions of record, building lines and easements, if any, so long as they do not interfere with the current use and enjoyment of the Real Estate.

16.TITLE: At Seller’s expense, Seller will deliver or cause to be delivered to Buyer or Buyer’s attorney within customary time limitations and sufficiently in advance of Closing, as evidence of title in Seller or Grantor, a title commitment for an ALTA title insurance policy in the amount of the Purchase Price with extended coverage by a title company licensed to operate in the State of Illinois, issued on or subsequent to the Date of Acceptance, subject only to items listed in Paragraph 14. The requirement of providing extended coverage shall not apply if the Real Estate is vacant land. The commitment for title insurance furnished by Seller will be conclusive evidence of good and merchantable title.

______________ Buyer Initial______________ Buyer Initial _____________ Seller Initial______GG________ Seller Initial

Address NW Corner Route 20 & Church Road, McHenry County (Page 3 of 6 ) March 2006 Code 6007 Mainstreet Organization of Realtors

Exhibit 10.1

as therein shown, subject only to the exception therein stated. If the title commitment discloses unpermitted exceptions, or if the Plat of Survey shows any encroachments which are not acceptable to Buyer, then Seller shall have said exceptions or encroachments removed or have the title insurer commit to insure against loss or damage that may be caused by such exceptions or encroachments. If Seller fails to have unpermitted exceptions waived or title insured over prior to Closing, Buyer may elect to take the title as it then is, with the right to deduct from the Purchase Price prior encumbrances of a definite of ascertainable amount. Seller shall furnish Buyer at Closing an Affidavit of Title covering the date of Closing, and shall sign any other customary forms required for issuance of an ALTA Insurance Policy.

17. PERFORMANCE: Time is of the essence of this Contract. In any action with respect to this Contract, the Parties are free to pursue any legal remedies at law or in equity and the prevailing Party in litigation shall be entitled to collect reasonable attorney fees and costs from the losing Party as ordered by a court of competent jurisdiction. There shall be no disbursement of earnest money unless Escrowee has been provided written agreement from Seller and Buyer. Absent an agreement relative to the disbursement of earnest money within a reasonable period of time, Escrowee may deposit funds with the Clerk of the Circuit Court by the filing of an action in the nature of interpleader. Escrowee shall be reimbursed from the earnest money for all costs, including reasonable attorney fees, related to the filing of the interpleader action. Seller and Buyer shall indemnify and hold Escrowee harmless from any and all conflicting claims and demands arising under this paragraph.

18. SELLER REPRESENTATIONS: Seller represents that Seller has not received written notice from any Governmental body or Homeowner Association regarding (a) zoning, building, fire or health code violations that have not been corrected: (b) any pending rezoning; (c) any pending condemnation or eminent domain proceeding; or (d) a proposed or confirmed special assessment and/or Special Service Area affecting the Real Estate. Seller represents however, that, in the case of a special assessment and/or Special Service Area, the following applies:

1. There (check one) is              is not X_ a proposed or pending unconfirmed special assessment affecting the Real Estate not payable by Seller after date of Closing.

2. The Real Estate (check one) is              is not _X_ located within a Special Service Area, payments for which will not be the obligation of Seller after date of Closing.

If any of the representations contained herein regarding non-Homeowner Association special assessment or Special Service Area are unacceptable to Buyer, Buyer shall have the option to declare this Contract null and void. If written notice of the option to declare this Contract null and void is not given to Seller within ten (10) Business Days after Date of Acceptance or within the term specified in Paragraph 11 (whichever is later), Buyer shall be deemed to have waived such option and this Contract shall remain in full force and effect. Seller further represents that Seller has no knowledge of boundary line disputes, easements or claims of easement not shown by the public records, any hazardous waste on the Real Estate or any improvements for which the required permits were not obtained. Seller represents that there have been no improvements to the Real Estate which are not either included in full in the determination of the most recent real estate tax assessment or which are eligible for home improvement tax exemption.

19. GOVERNMENTAL COMPLIANCE: Parties agree to comply with the reporting requirements of the applicable sections of the Internal Revenue Code and the Real Estate Settlement Procedures Act of 1974, as amended.

20. ESCROW CLOSING; At the election of either Party, not less than five (5) Business Days prior to the Closing, this sale shall be closed through an escrow with the lending institution or the title company in accordance with the provisions of the usual form of Deed and Money Escrow Agreement, as agreed upon between the Parties, with provisions inserted in the Escrow Agreement as may be required to conform with this Contract. The cost of the escrow shall be paid by the Party requesting the escrow. If this transaction is a cash purchase (no mortgage is secured by Buyer), the Parties shall share the title company escrow closing fee equally.

______________ Buyer Initial______________ Buyer Initial _____________ Seller Initial______GG________ Seller Initial

Address NW Corner Route 20 & Church Road, McHenry County (Page 4 of 6 ) March 2006 Code 6007 Mainstreet Organization of Realtors

Exhibit 10.1

21. FLOOD INSURANCE; Buyer shall have the option to declare this Contract null and void if the Real Estate is located in a special flood hazard area which requires Buyer to carry flood insurance. If written notice of the option to declare this Contract null and void is not given to Seller within ten (10) business days after Date of Acceptance, Buyer shall be deemed to have waived such option and this Contract shall remain in full force and effect. Nothing herein shall be deemed to affect any rights afforded by the Residential Real Property Disclosure Act.

22. FACSIMILE: Facsimile signatures shall be sufficient for purposes of executing, negotiating, and finalizing this Contract.

23. BUSINESS DAYS/HOURS: Business Days are defined as Monday through Friday, excluding Federal holidays. Business Hours are defined as 8:00 A.M. to 6:00 P.M. Chicago time.

24. CHOICE OF LAW/GOOD FAITH: All terms and provisions of this Contract including, but not limited to, the Attorney Review and Professional Inspection paragraphs, shall be governed by the laws of the State of Illinois and are subject to the covenant of good faith and fair dealing implied in all Illinois contacts.

THE FOLLOWING OPTIONAL PROVISIONS APPLY ONLY IF INITITALED BY ALL PARTIES

25. CANCELLATION OF PRIOR REAL ESTATE CONTRACT: In the event either Party has entered into a prior real estate contract, this Contract shall be subject to written cancellation of the prior contract on or before          20    . In the event the prior contact is not cancelled within the time specified, this Contract shall be null and void and earnest money refunded to the Buyer upon written direction of the Parties to Escrowee. Notice to the purchaser under the prior contact should not be served until after Attorney Review and Professional Inspections provisions of this Contract have expired, been satisfied or waived.

26 INTEREST BEARING ACCOUNT: Earnest money (with a completed W-9 and other required forms), shall be held in a federally insured interest bearing account at a financial institution designated by Escrowee. All interest earned on the earnest money shall accrue to the benefit of and be paid to Buyer. The Buyer shall be responsible for any administrative fee (not to exceed $100) charged for setting up the account. In anticipation of Closing, the Parties direct Escrowee to close the account no sooner than ten (10) Business Days prior to the anticipated Closing date.

27. CONFIRMATION OF DUAL AGENCY: The Parties confirm that they have previously consented to             (License) acting as a Dual Agent in providing brokerage services on their behalf and specifically consent to Licensee acting as a Dual Agent with regard to the transaction referred to in this Contract.

28. INTERIM FINANCING: The Contract is contingent upon Buyer obtaining a written commitment for interim financing on or before             ,20     in the amount of $            . If Buyer is unable to secure the interim financing commitment and gives written notice to Seller within the time specified, this Contract shall be null and void. If written notice is not served within the time specified, this provision shall be deemed waived by the Parties and this Contract shall remain in full force and effect.

29. SPECIFIED PARTY APPROVAL: This Contract is contingent upon the approval of the Real Estate by             , Buyer’s specified party, within five (5) Business Days after the Date of Acceptance. In the event Buyer’s specified party does not approve of the Real Estate and written notice is given to Seller within the time specified, this Contract shall be null and void. If written notice is not served within the time specified, the provision shall be deemed waived by the Parties and this Contract shall remain in full force and effect.

______________ Buyer Initial______________ Buyer Initial _____________ Seller Initial______GG________ Seller Initial

Address NW Corner Route 20 & Church Road, McHenry County (Page 5 of 6 ) March 2006 Code 6007 Mainstreet Organization of Realtors

Exhibit 10.1

30. CLOSING COST CREDIT: Provided Buyer’s lender permits such credit(s) to show on the HUD-1 Settlement Statement, and if not, such lesser amount as the lender permits, Seller agrees to credit to Buyer $            at closing.

THIS DOCUMENT WILL BECOME A LEGALLY BINDING CONTRACT WHEN SIGNED BY ALL PARTIES AND DELIVERED.

The Parties represent that text of this form has not been altered and is identical to the official Vacant Land Contract of the Mainstreet Organization of REALTORS.

, 20	October 1 , 20 14
Date of Offer	Date of Acceptance
Janet Scarpelli Sept. 8, 2014	Coral Woods LLC *
Buyer Signature	Seller Signature
Guadalupe Griffin
Buyer Signature	Seller Signature
Janet Scarpelli	*Guadalupe Griffin, Senior Vice President
Print Buyer(s) Name(s) REQUIRED	Print Seller(s) Name(s) REQUIRED
651 Oak Ridge Rd	2901 Butterfield Road
Address	Address
East Dundee IL 60118	Oak Brook IL 60523
City State ZIP	City State ZIP
630-586-4837 griffin@inlandgroup.com Phone E-Mail
_____________ ___________ Phone E-Mail

FOR INFORMATION ONLY

Illinois Real Estate Partner 23803	___________________________ ________________
Selling Office MLS#	Listing Office MLS #
_____________________________________ Buyer’s Designated Agent MLS#	________________________ _________________ Seller’s Designated Agent MLS#
_____________ ____________ Phone FAX	__________________ ____________ PHONE FAX
___________________ E-mail	_______________________________ E-Mail
Nicholas E Scarpelli__ ______________
Buyer’s Attorney E-mail 847-551-1000__ ______________	______________________ ________________ Seller’s Attorney E-mail
Phone FAX	_____________________ ___ _____________ Phone FAX
______________ ____ ___________ Mortgage Company Phone	__________________________________ __________ Homeowner’s/Condo Associate (if any) Phone
_______________ ____________ Loan Officer FAX	___________________________________ __________ Management Co./ Other Contact Phone

Rev. March 2006

#Seller will give to Buyer within five (5) business days after Date of Acceptance all of Seller’s Due Diligence pertaining to all matters involved with this Real Estate. Seller’s Due Diligence materials are listed on Exhibit B—Attached hereto.

*	By Inland Land Appreciation Fund LP its Sole Member.

By Inland Real Estate Investment Corp. Its General Partner

______________ Buyer Initial______________ Buyer Initial _____________ Seller Initial______GG________ Seller Initial

Address NW Corner Route 20 & Church Road, McHenry County (Page 6 of 6 ) March 2006 Code 6007 Mainstreet Organization of Realtors

Exhibit 10.1

Exhibit “B” Due Diligence Material

1. June 3, 2013 — Letter from McHenry’s Department of Planning and Development — Acknowledgement of suspension of Hunters Woods subdivision application through April 18, 2017.

2. May 30, 2013 — Formal Request for Temporary Suspension of Final Plat Approval

3. April 25, 2013 — Letter from McHenry’s Depart of Planning and Development policay change regarding subdivision extensions.

4. November 27, 2012 Revised Unsigned Final Plat for Hunters Wood

5. November 9, 2012 soil Survey Recertification Letter and Survey

6. July 19, 2012 — Huddleston McBride Transmittal regarding drain tile repair.

7. July 19, 2012 — Army Corps of Engineers Jurisdictional Determination Letter

8. January 30, 2012 Letter from Cemcon to Department of Planning and Development Comment Response Letter 588.015

9. March 3, 2011 Response to Letter of No Objection request from McHenry County Transportation

10. March 2, 2011 Letter of No Objection request to McHenry County Division of Transportation

11. September 14, 2010 — Letter from McHenry Department of Planning and Development outlining subdivision platting process.

12. July 21, 2010 — Letter from McHenry’s Department of Planning and Development approving one year extension to May 5, 2011.

13. April 14, 2010 — Formal Request from Developer to McHenry County Planning and Development extending timeframe for final plat approval

14. February 26, 2009 — Formal Plat Extension from Developer to McHenry County with supporting April 3, 2008 minutes from Planning and Development Committee

15. Unapproved Draft of Declaration of Protective Covenants, Conditions, Restrictions, Reservations and Grants of Hunter Woods

16. TSC Preliminary Soils Exploration report dated June 22, 2005